                      MORTGAGE, ASSIGNMENT OF LEASES, RENTS
                        & PROFITS, AND SECURITY AGREEMENT


                              Dated December , 1996


                                     between

                             RIO OPTICAL CORPORATION
                               a Texas corporation
                                 ("Mortgagor"),
                                   ---------

                                       and

                               COMMERCE BANK, N.A.
                                 ("Mortgagee").

                         LOCATION OF MORTGAGED PROPERTY

                              Dade County, Florida

--------------------------------------------------------------------------------
THIS INSTRUMENT IS ALSO TO BE INDEXED IN THE INDEX OF UNIFORM COMMERCIAL CODE FINANCING STATEMENTS.



         [THIS IS A BALLOON MORTGAGE AND THE FINAL PRINCIPAL PAYMENT OR THE REMAINING PRINCIPAL BALANCE IS ANTICIPATED TO BE PAID ON ________________ (UNLESS IT IS EARLIER ACCELERATED OR EXTENDED BY MORTGAGEE IN WRITING), TOGETHER WITH ACCRUED INTEREST, IF ANY, AND ALL ADVANCEMENTS MADE BY THE MORTGAGEE UNDER THE TERMS OF THIS MORTGAGE.]

         THIS MORTGAGE IS GIVEN IN CONNECTION WITH A MULTI-STATE TRANSACTION, AND THE INDEBTEDNESS SECURED BY THIS MORTGAGE IS ALSO SECURED BY MORTGAGES, DEEDS OF TRUST AND SECURITY AGREEMENTS ENCUMBERING PROPERTY IN OTHER STATES. THE VALUE OF THE PROPERTY ENCUMBERED BY THIS MORTGAGE IS $ ____________________.

THIS INSTRUMENT PREPARED BY
AND AFTER RECORDING RETURN TO:


----------------------------------
Matthew J. Comisky, Esquire
Blank, Rome, Comisky & McCauley
1200 Four Penn Center Plaza
Philadelphia, PA  19103

                      MORTGAGE, ASSIGNMENT OF LEASES, RENTS
                        & PROFITS, AND SECURITY AGREEMENT
                        ---------------------------------


         THIS MORTGAGE, ASSIGNMENT OF LEASES, RENTS & PROFITS, AND SECURITY AGREEMENT is made and entered into as of the ____ day of December, 1996, by and between RIO OPTICAL CORPORATION, a Texas corporation, formerly known as Royal International Optical Corporation ("Mortgagor"), and COMMERCE BANK, N.A., a national banking association (collectively "Mortgagee");

                           W I T N E S S E T H, That:
                           --------------------------

         WHEREAS, Mortgagor is justly indebted unto Mortgagee in the aggregate principal sum of FIFTEEN MILLION ($15,000,000) DOLLARS for sums advanced or to be advanced by Mortgagee to Mortgagor and under, a revolving credit note (the "Revolving Note") from Borrower and certain affiliates of Borrower to Lender in the original principal sum of Seven Million Dollars ($7,000,000) of even date herewith, and a term note (the "Term Note"; the Revolving Note and the Term Note are hereinafter collectively referred to as the "Notes") from Borrower and certain affiliates of Borrower to Lender in the original principal sum of Eight Million Dollars ($8,000,000) and other collateral documents in connection therewith; and

         WHEREAS, Mortgagor desires hereby to secure unto Mortgagee the full and punctual payment of the Indebtedness and the full and punctual performance and observance by Mortgagor of the Obligations.

         NOW, THEREFORE, incorporating the foregoing recitals of fact, in order to secure unto Mortgagee, and its successors and assigns, the full and punctual payment of the Indebtedness and the full and punctual performance and observance by Mortgagor of the Obligations and in consideration of Ten Dollars ($10.00) in hand paid to Mortgagor by Mortgagee, the receipt of which, before the sealing and delivery of these presents, is hereby acknowledged, Mortgagor does hereby MORTGAGE, GRANT, BARGAIN, SELL, CONVEY, ASSIGN, AND TRANSFER the Mortgaged Property unto Mortgagee, its successors and assigns, in fee simple;

         TOGETHER WITH all Leases, Rents, Abatements, Damages, and Losses or Rebates; and

         TOGETHER WITH all right, title, and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by or released to Mortgagor or constructed, assembled, or placed by Mortgagor on the Mortgaged Property, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement, or conversion, as the case may be, and in each such case, without any further mortgage, grant, conveyance, assignment, or other act by Mortgagor, which shall become subject to the lien of this Mortgage as fully and completely and with the same effect, as though now owned by Mortgagor and specifically described herein.

         TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns in fee simple, until the Indebtedness is paid in full and the Obligations are fully performed.

         THIS MORTGAGE IS GRANTED SUBJECT TO THE FOLLOWING ADDITIONAL
CONDITIONS:


                                    ARTICLE 1
                                   DEFINITIONS

         Mortgagor and Mortgagee agree that, unless the context otherwise specifies or requires, in addition to any terms defined elsewhere in this Mortgage, the following capitalized terms shall have the meanings specified in this Article l, which meanings shall be applicable equally to the singular and plural forms of such terms:

         1.1. "Abatements" shall mean any abatement, rebate, refund, or return, whether now or hereafter payable, of the whole or any part of any Imposition whether heretofore or hereafter levied or assessed or that has been or hereafter is paid.

         1.2. "Collateral" shall mean, collectively, the Personalty, the Fixtures, and the Rents.

         1.3. "Damages" shall mean any sum or sums now due or hereafter to become due by reason of any taking of the whole or any part of the Mortgaged Property for public purposes, by right of eminent domain or otherwise, or by reason of any claim now or hereafter existing against any and all parties whomsoever for compensation for real or alleged harm or damage done to or in connection with the Mortgaged Property.

         1.4. "Default Rate" shall have the meaning set forth in the Loan Agreement.

         1.5. "Event of Default" shall have the meaning set forth in Section
7.1.

         1.6. "Fixtures" shall mean all fixtures located upon or within the Improvements or now or hereafter attached to, or installed in, or used in connection with any of the Improvements, including, but not limited to, any and all partitions, dynamos, screens, awnings, motors, engines, boilers, furnaces, pipes, plumbing, elevators, cleaning, call, and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, heating, ventilating, air-conditioning and air-cooling equipment (including all furnaces, heaters, boilers, plants, units, systems, condensers, compressors, motors, ducts, and apparatus), built-in refrigerated rooms, gas and electric machinery, appurtenances, and equipment. Fixtures shall also include all products and proceeds of all of the foregoing items. Fixtures as herein defined are also, without limiting the generality hereof, more particularly described in the UCC Financing Statement between Mortgagor and Mortgagee executed simultaneously herewith.

         1.7. "Hazardous Substances" shall mean and include: (i) any "hazardous substance," "Pollutant" or "Contaminant" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, et seq., or the regulations promulgated thereunder; (ii) any hazardous waste as that term is defined in applicable state or local law; (iii) any substance containing petroleum, as that term is defined in Section 9001(8) of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6991(8) or in 40 C.F.R. Section 280.1; or (iv) any other substance for which any governmental entity with jurisdiction over the Mortgaged Property requires special handling in its generation, handling, use, collection, storage, treatment or disposal.

         1.8. "Impositions" shall mean all real estate and personal property taxes and assessments and any other taxes, assessments, fees, or governmental or private charges levied, imposed, or assessed against Mortgagor or the Mortgaged Property.

         1.9. "Improvements" shall mean any and all buildings, improvements, alterations, or appurtenances now standing or at any time hereafter constructed, erected, or placed on the Land or any part thereof.

         1.10. "Indebtedness" shall mean all sums owed by Mortgagor to Mortgagee arising under or secured by the Notes and/or the Loan Agreement, including, without limitation, all principal, interest, payments, fees, late charges, and premiums due under the Notes and/or the Loan Agreement, and all other sums now or hereafter owed by Mortgagor to Mortgagee however arising.

         1.11. "Land" shall mean the two parcels of real estate, easements, and rights described on Exhibit A, attached hereto and by this reference incorporated herein and made a part hereof.

         1.12. "Leases" shall mean all leases, written or oral, and all other agreements for the use or occupancy of the Mortgaged Property or any part thereof, together with any and all extensions or renewals thereof and any and all future leases, lettings, or agreements (including subleases and tenancies following attornment) upon or covering the use or occupancy of the Mortgaged Property or any part thereof.

         1.13. "Legal Requirements" shall mean all existing or future laws, statutes, building codes, rules, regulations, ordinances, orders, requirements, decrees, decisions, resolutions, and restrictions of all governmental, quasi-governmental, or administrative authorities having jurisdiction over the Mortgaged Property and which pertain to the Mortgaged Property or Mortgagor, and all terms, covenants, restrictions, and conditions contained in all agreements and instruments, recorded and unrecorded, affecting the Mortgaged Property.

         1.14. "Loan Agreement" shall mean that certain Loan and Security Agreement dated of even date herewith between Mortgagee, Mortgagor, [Royal International Optical Inc.], U.S. Vision, Inc. and [Styl-Rite Optical Mfg. Co., Inc.] and all amendments, modifications, and/or supplements thereto.

         1.15. "Loan Documents" shall mean, collectively, this Mortgage, the Notes, the Loan Agreement, and all other documents, certificates, agreements, and/or instruments now or at any time hereafter evidencing, securing, or related to the Indebtedness, and all amendments, modifications, and/or supplements thereto.

         1.16. "Losses or Rebates" shall mean any payments for loss or damage, and any rebates, refunds, or return of any premium now or hereafter paid or payable under any policy of insurance covering the Mortgaged Property or any part thereof.

         1.17. "Mortgage" shall mean this Mortgage, Assignment of Leases, Rents, and Profits, and Security Agreement and all amendments, modifications, and/or supplements thereto.

         1.18. "Mortgaged Property" shall mean, collectively, the Land, the Improvements, the Fixtures, and the Personalty, together with:

                       1.18.1. all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages, and appurtenances of the Land and/or the Improvements belonging or in anywise appertaining thereto, or which hereafter shall in any way belong, relate, or be appurtenant thereto;

                       1.18.2. all right, title, and interest of Mortgagor in and to any streets, ways, alleys, strips, or gores of land adjoining the Land or any part thereof;

                       1.18.3. all of Mortgagor's right, title, and interest in and to any award or awards heretofore made or hereafter to be made by any municipal, state or federal authorities or boards to the present, and all subsequent owners of the Land and/or the Improvements and/or the Fixtures and/or the Personalty, including any award or awards or settlements hereafter made resulting from condemnation proceedings or the taking of the Land and/or the Improvements and/or the Fixtures and/or the Personalty or any part thereof under the power of eminent domain or for any change or changes of grade of streets affecting the Land and/or the Improvements and/or the Fixtures and/or the Personalty; and

                       1.18.4. all the estate, right, title, interest, claim, or demand whatsoever of Mortgagor, either at law or in equity, in and to the Land, the Improvements, the Fixtures, and the Personalty.

         1.19. "Mortgagee" shall mean Commerce Bank, N.A., a national banking association and its successors and assigns.

         1.20. "Mortgagor" shall mean RIO Optical Corporation, a Texas corporation, formerly known as Royal International Optical Corporation.

         1.21. "Notes" shall have the meaning set forth in the recitals hereto.

         1.22. "Obligations" shall mean any and all of the covenants, promises, and other obligations (other than the Indebtedness) made or owing by Mortgagor or others to or due to Mortgagee under or as set forth in the Loan Documents.

         1.23. "Personalty" shall mean all of the personal property of any kind whatsoever (but excluding the Fixtures), including, but not limited to, all materials, machinery, apparatus, equipment, furnishings, furniture, and all other goods, chattels, and articles of personal property including, without limitation, all building materials and supplies, all construction equipment, all medical equipment and supplies, furniture, rugs and carpets, linens and bedding materials, televisions, radios and other sound equipment, kitchen fixtures, utensils, and all cooking and serving equipment, furnaces, boilers, oil burners, refrigeration, air conditioning, and sprinkler systems, awnings, screens, window shades, draperies, motors, dynamos, incinerators, plants and shrubbery, and all other equipment, machinery, appliances and fittings, whether personal property or inventory, whether now owned or hereafter from time to time acquired by Mortgagor, together with all substitutions, replacements, additions, attachments, accessories, accretions, their component parts thereto or thereof, all other items of like property, all escrow accounts held by Mortgagee pursuant to Section 3.3, all "Accounts" and "General Intangibles" (as defined in the UCC), all contract rights covering or relating to any or all of the foregoing, and any proceeds and products of any of the foregoing, whether now in existence or hereafter arising, and relating to, situated or located on, or used or usable in connection with, the construction, maintenance, or operation of the Land or the Improvements.

         1.24. "Rents" shall mean all of the rents, income, receipts, revenues, issues, and profits now due or which may become due or to which Mortgagor may now or shall hereafter (including the period of redemption, if any) become entitled or may demand or claim, arising or issuing from or out of the

Leases, the Mortgaged Property or any part thereof, or the business conducted by any of the Mortgagor on or out of the Mortgaged Property, including, but not limited to, minimum rents, additional rents, percentage rents, parking and other revenues of any kind, maintenance, tax, and insurance contributions, deficiency rents, and liquidated damages following default, the premium payable by any lessee upon the exercise of a cancellation privilege provided in any of the Leases, and any rights and claims of any kind which Mortgagor may have against any lessee under the Leases or any subtenants or occupants of the Mortgaged Property. Rents shall also include the products and proceeds of all of the foregoing items.

         1.25. "Replacement Cost" shall mean:

                       1.25.1. with respect to any existing Improvements, the full replacement cost of all buildings and the contents thereof, without allowance for depreciation, and shall include, but not be limited to: all architects', engineers' and attorneys' fees incurred in connection with the reconstruction of the Improvements; fences, glass, signs (attached or detached), retaining walls, pavement, radio and television equipment (attached or detached), and landscaping (trees, shrubs, etc.); foundations below the ground (including underground piping and piers), flues, tiles, drains (attached or detached), holding or retaining ponds, swimming pools, and tennis courts; loss of rents and business income; cost of excess demolition, removal of debris, and condemnation by public officials; and cost of rebuilding to current local and national standards;

                       1.25.2. with respect to any Improvements which are under construction, the full price of the construction contract relating to such Improvements, plus the cost of all other improvements, contents, and contingencies connected therewith, plus all costs for interest and for the items listed in Section 1.25.1; and

                       1.25.3. with respect to any Improvements which are part of a condominium, the full value of the buildings, including all individual units, but excluding any items of personal property owned by an individual unit owner, plus all costs for the items listed in Section 1.25.1.

                       1.26. "UCC" shall mean the Uniform Commercial Code as adopted by the state in which the Land is located, as it may be hereafter amended from time to time.


                                    ARTICLE 2
                         WARRANTIES AND REPRESENTATIONS

             Mortgagor hereby warrants and represents to Mortgagee:

         2.1. Title. Mortgagor is lawfully seized of the indefeasible, marketable, fee simple estate in the Mortgaged Property, free and clear of all liens and encumbrances, subject only to those liens, easements, rights-of-way, covenants, agreements, restrictions, and conditions contained in Exhibit "B" attached hereto and Mortgagor has the full right and power to encumber the Mortgaged Property hereby.

         2.2. Due Formation; Capacity. Mortgagor is a duly organized and validly existing corporation in good standing under the laws of the State of Texas. Mortgagor has the full power and authority to consummate the transactions contemplated hereby, to execute and deliver the Loan Documents, to conduct business in said state, and to perform its obligations hereunder and under the Loan Documents.

         2.3. Compliance with Law. The use and any intended use of the Mortgaged Property complies with all Legal Requirements. All necessary approvals, licenses, permits, and authorizations required for the use, any intended use, and occupancy of the Mortgaged Property have been obtained.

         2.4. No Litigation or Investigations. There are no actions, suits, investigations, or proceedings pending or, to the knowledge of Mortgagor, threatened, against or affecting it or the Mortgaged Property or involving the validity or enforceability of this Mortgage, or the priority of the lien hereof, at law or in equity, or before or by any governmental authority, or any other matters which would substantially impair the ability of Mortgagor to pay when due any amounts which may become payable in respect to the Notes. To Mortgagor's knowledge, it is not in default with respect to any order, writ, injunction, decree, or demand of any governmental authority.

         2.5. No Conflicts or Defaults. To the knowledge of Mortgagor the performance by Mortgagor under the Loan Documents will not result in any breach of, or conflict with any Legal Requirement. Additionally, the performance by Mortgagor under the Loan Documents will not result in any breach of, or conflict with, or constitute a default under any other mortgage, deed of trust, lease, bank or other loan, credit agreement, or any other instrument to which any Mortgagor Party is a party or by which any Mortgagor Party may be bound or affected.

         2.6. Financial Condition. There has been no material adverse change in the financial condition of Mortgagor since the date of the loan application originally submitted to Mortgagee.

         2.7. Access. The Land has unrestricted access to and from a public road.

         2.8. Utilities. Electricity, potable water, gas, and sewage facilities are available at the Land and are of sufficient capacity to serve the needs of the Improvements.

         2.9. Municipal Agreements. Mortgagor has not executed, and is not currently obligated to execute in the future, any agreement or contract with any municipal or quasi-municipal body or authority or supplier of any public utility service pursuant to which Mortgagor is obligated to construct any municipal improvements or amenities.

         2.10. Enforceability. Each of the Loan Documents is in full force and effect and is valid, binding, and enforceable against Mortgagor in accordance with its terms.

         2.11. Environmental Representations. Mortgagor represents and warrants that:

                       2.11.1. No notice has been given to Mortgagor and no notice has been given to any party in the chain of title to the Mortgaged Property, by any governmental authority or any person claiming any violation of, or requiring compliance with, any federal, state or local statute, ordinance, regulation or other requirement of law, or demanding remediation of or payment or contribution for any environmental contamination or any damages attributable thereto.

                       2.11.2. No investigation, administrative order, consent order, lien, superlien or agreement, litigation or settlement with respect to any Hazardous Substance of any kind located on, about or under all or any portion of the Mortgaged Property or that is attributable to Mortgagor at any location or in any jurisdiction, exists, is pending, or to the best knowledge of Mortgagor, is proposed, threatened or anticipated.

                       2.11.3. To the best of its knowledge after due diligence inquiry, no Hazardous Substance, including but not limited to asbestos, polychlorinated biphenyls ("PCBs"), and urea-formaldehyde, has been generated, treated, stored, used, handled, disposed of or deposited on, in or under the Mortgaged Property, and that no underground storage tanks have ever been located on the Mortgaged Property.

                       2.11.4. There is no actual or threatened release of any Hazardous Substance or any other environmental condition in, on, under or from the Mortgaged Property or any other property that may (i) restrict the development or any use of the Mortgaged Property, (ii) increase the cost of operating or maintaining the Mortgaged Property, (iii) present any risk to any persons or things on or off of the Mortgaged Property, or (iv) diminish or impair the value or marketability of the Mortgaged Property.

                       2.11.5. No activity has been undertaken on the Mortgaged Property which would cause the discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et
seq., the Clean Air Act, 42 U.S.C. ss.7401, et seq., or any similar state law or local ordinance.

         2.12. Improvements.

                       2.12.1. To the knowledge of Mortgagor, the Improvements have been constructed strictly in accordance with all Legal Requirements.

                       2.12.2. The Improvements have been constructed and installed entirely within the boundaries of the Land and do not encroach on any easement or right-of-way or on the land of others except for such minor encroachments, above or below ground, onto public space as may be consented to and permitted by the jurisdiction in which the Mortgaged Property is located.

                       2.12.3. The Improvements lie wholly within all building restriction lines, however established.

                       2.12.4. To the extent required by applicable Legal Requirements, the appropriate governmental authority has issued final certificates of occupancy for all Improvements.

         2.13. Survival. The representations and warranties made herein shall survive the delivery hereof and shall be deemed to be made continuously until this Mortgage is released of record.


                                    ARTICLE 3
                             COVENANTS OF MORTGAGOR

         3.1. Priority of Lien. Mortgagor covenants and agrees that the lien created hereby is and will be maintained as a first lien upon the Mortgaged Property and every part thereof, and hereby warrants and will forever defend the Mortgaged Property against all claims of all persons whomsoever.

         3.2. Payment of Indebtedness. Mortgagor covenants and agrees to pay the Indebtedness when due.

         3.3. Payment of Impositions.

                       3.3.1. Mortgagor covenants and agrees to pay before delinquency and before penalty for nonpayment attaches thereto all Impositions and deliver to Mortgagee, at least ten (10) days before delinquency, receipted bills evidencing the payment thereof.

                       3.3.2. Nothing in this Section 3.3 shall require the payment or discharge of any Imposition so long as Mortgagor shall, after complying with each of the following conditions, in good faith and at its own expense, contest the same or the validity thereof by appropriate legal proceedings diligently pursued. Before commencing any such proceedings, Mortgagor shall: (i) notify Mortgagee in writing of its intent to do so; (ii) ascertain that such proceedings will operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy the same; and (iii) provide security satisfactory to Mortgagee assuring the discharge of Mortgagor's obligation hereunder and of any additional interest, charge, penalty, or expense arising from or incurred as a result of such contest. Notwithstanding the foregoing, if at any time payment of any Imposition shall become necessary to prevent a lien foreclosure sale of the Mortgaged Property or any portion thereof because of nonpayment, then Mortgagor shall pay the same in sufficient time to prevent the foreclosure sale.

                       3.3.3. Mortgagor covenants and agrees after notice from Mortgagee (i) initially to pay into an escrow account held by Mortgagee for the purposes of establishing such escrow account (which shall not bear interest), an amount equal to the aggregate of one-twelfth (1/12) of the estimated annual real estate taxes, assessments, and hazard, liability, difference in coverage, and workers' compensation insurance premiums on the Mortgaged Property for one (1) month plus each month or fraction thereof that has elapsed since the last due date of such real estate taxes, assessments, and hazard insurance premiums, and
(ii) thereafter continue to pay into the escrow account monthly, on each and every monthly payment date, one-twelfth (1/12) of the estimated annual real estate taxes, assessments, and hazard insurance premiums on the Mortgaged Property. The amount of such real estate taxes, assessments, and hazard insurance premiums when unknown shall be estimated by Mortgagee based on the previous year's bills and such other information as may be available to Mortgagee. Mortgagee shall use such deposits to pay such real estate taxes, assessments, and hazard insurance premiums when due. Any insufficiency in the sums in such account to pay such charges when due shall be paid by Mortgagor to Mortgagee on demand. In the event the Land is part of a larger tract for purposes of taxation and assessments, Mortgagee may require Mortgagor to have the Land taxed and assessed as a separate parcel or separate parcels, or, in the alternative, to make the deposits required under this Section 3.3.3 based upon the taxation and assessment of the larger tract. The Mortgaged Property must be taxed and assessed as a separate parcel or parcels unless Mortgagee has given its prior written consent to a different arrangement. Following an Event of Default, Mortgagee may, at its option, then apply any funds in such account against the entire Indebtedness in such manner as Mortgagee may elect. Mortgagee may from time to time at its option waive, and after any such waiver reinstate, any or all provisions hereof requiring such deposits, by notice to Mortgagor in writing. While any such waiver is in effect, Mortgagor shall pay real estate taxes, assessments, and hazard insurance premiums as elsewhere herein provided.

         3.4. Imposition of Taxes on Mortgagee. Mortgagor covenants and agrees that the entire Indebtedness shall become immediately due and payable thirty
(30) days after notice from Mortgagee to Mortgagor in the event of the passage of any law or ordinance (i) deducting from the value of real estate for the purposes of taxation any lien thereon and imposing all or any portion of such tax adjustment upon the holder of such lien, or (ii) under which any tax on this Mortgage or the Indebtedness hereby secured would be imposed by any governmental authority having jurisdiction thereover. Mortgagee will, however, waive its right to declare the whole of the Indebtedness due and payable if Mortgagor at all times lawfully and without violation of any usury or other laws is permitted to pay and does pay any such tax, assessment, or charge in full before it becomes due and payable.

         3.5. Insurance. Mortgagor covenants and agrees to keep the Mortgaged Property insured for its full Replacement Cost against loss and damage by fire and the perils covered by extended coverage insurance, and against such other risks (including loss of rents, difference in coverage, workers' compensation, and public liability insurance) in such amounts, with such companies, and pursuant to such form of policies, as may from time to time be required and approved by Mortgagee, with the proceeds thereof payable to Mortgagee under a mortgagee's Lenders Loss Payee clause acceptable to Mortgagee. In addition, if the Mortgaged Property is located in an area identified by the Secretary of Housing and Urban Development as an area within a flood plain and in which flood insurance has been made available under the National Flood Insurance Act of 1968 and any successor act thereto, Mortgagor shall obtain flood insurance in an amount at least equal to the lesser of (i) the maximum limit of coverage available with respect to the Improvements under said Act, or (ii) the Replacement Cost of all Improvements and Fixtures. All such insurance shall be written by companies licensed and lawfully operating in the jurisdiction in which the Land is located and shall provide for sixty (60) days' minimum written notice (by certified mail, return receipt requested) to Mortgagee of the cancellation, nonpayment, nonrenewal, or expiration of the policy. Each policy shall contain an agreed amount endorsement, a full replacement cost endorsement, coverage for differences in coverage, and an inflation guard endorsement. Originals of all policies of insurance and all renewals thereof, together with receipts evidencing payment in full of the premiums thereon for an advance period of at least one (1) year from the date thereof, shall be delivered to Mortgagee at least thirty (30) days prior to the expiration of any such insurance coverage.

         3.6. Insurance Proceeds.

                       3.6.1. Mortgagor covenants and agrees that, in the event of any insured loss or damage, any insurance proceeds relating thereto shall be paid to Mortgagee alone. Mortgagee, at its option, is authorized to adjust and compromise such loss, to collect, receive, and sign and deliver receipts for such proceeds in the name of Mortgagee and Mortgagor, and is granted a power of attorney to endorse Mortgagor's name on any check or draft in payment thereof. Such proceeds shall be applied toward reimbursement of all costs and expenses of Mortgagee in collecting the proceeds (including, without limitation, all adjusters' fees and expenses and reasonable attorneys' fees and expenses), and toward the payment of the Indebtedness or any portion thereof as a voluntary prepayment, whether or not then due or payable, in such order and manner as Mortgagee, in its sole discretion, shall determine, or Mortgagee, at its sole option, may apply such insurance proceeds or any part thereof to the repair or rebuilding of the Mortgaged Property. All insurance proceeds received by Mortgagor shall be first used either to repay the Indebtedness or, with Mortgagee's prior written consent, to repair or rebuild the Mortgaged Property, before Mortgagor makes any other use of such insurance proceeds. All policies of insurance relating to the Mortgaged Property shall be held by Mortgagee as additional security hereunder and upon foreclosure of this Mortgage or any other acquisition of the Mortgaged Property or any part thereof by Mortgagee, the ownership of all policies of insurance and the right to receive the proceeds of any insurance payable by reason of any loss theretofore or thereafter occurring and the right to cancel any such policies and receive the unearned premium shall pass to Mortgagee or to the purchaser or purchasers at any such foreclosure sale, and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or purchasers and to cancel any such policies. The powers of attorney granted in this Section 3.6.1 shall be deemed to be coupled with an interest and shall be irrevocable until this Mortgage is satisfied of record.

                       3.6.2. Notwithstanding the provisions of Section 3.6.1, in the event an insured loss or damage occurs, the Replacement Cost of which is determined by the insurer of the Mortgaged Property to be less than $150,000, then Mortgagee, after deducting its costs and expenses (including, without limitation, all adjusters' fees and expenses and reasonable attorneys' fees and expenses), shall disburse the net insurance proceeds to Mortgagor if all of the following conditions are fully satisfied by Mortgagor within six (6) months after the occurrence of the loss or damage: (i) all loss or damage to the Mortgaged Property has been fully repaired or replaced so that the Mortgaged Property is returned as nearly as possible to the value, character, and condition that existed immediately prior to the loss or damage; (ii) a full and final release of liens with respect to the repair and/or replacement work is delivered to Mortgagee from all contractors, materialmen, and subcontractors; and (iii) there exists no Event of Default hereunder. Further notwithstanding the provisions of Section 3.6.1, in the event an insured loss or damage occurs, the Replacement Cost of which is determined by the insurer of the Mortgaged Property to be more than $150,000 but less than $250,000, then Mortgagee, after deducting its costs and expenses (including, without limitation, all adjusters' fees and expenses and reasonable attorneys' fees and expenses), agrees with respect to such insured loss or damage that Mortgagor will be permitted to apply the net insurance proceeds to the repair or rebuilding of the Mortgaged Property in accordance with the following terms:

                       3.6.2.1. the net insurance proceeds shall be deposited in an account at a bank acceptable to Mortgagee which shall require the signature of Mortgagee alone for any disbursement;

                       3.6.2.2. the plans, specifications, engineering reports, construction contracts, subcontracts, and related documents for the repair, restoration, and replacement work shall have been approved by Mortgagee and Mortgagee's construction consultant, which approval may be based on factors such as whether the work described therein, when completed, would cause the Mortgaged Property to be fully repaired, replaced, or restored so that it will be returned as nearly as possible to the value, character, and condition that existed immediately prior to the loss or damage so that the Mortgaged Property continues to be an architecturally cohesive, integrated, economically viable commercial real estate project in full compliance with all Legal Requirements and with the same use as existed immediately prior to such loss or damage;

                       3.6.2.3. Mortgagor shall deliver to Mortgagee its budget of the cost for such repair, restoration, and replacement work (which costs shall include the fees of Mortgagee's construction consultant), and, prior to the commencement of any work and from time to time thereafter, Mortgagor must deposit in the account a sum equal to the amount by which the estimated remaining cost of such repair, restoration, and replacement work exceeds the account balance, if at all;

                       3.6.2.4. Mortgagee shall be the judge of the amount reasonably necessary to complete such repair, restoration, and replacement work and any funds disbursed by it through the account shall be in accordance with normal and usual construction loan draw procedures used by Mortgagee;

                       3.6.2.5. there shall exist no Event of Default hereunder;

                       3.6.2.6. after approval of the plans and specifications, Mortgagor must begin work promptly and thereafter diligently prosecute construction in order to complete all work within such reasonable time frame as may be reasonably prescribed by Mortgagee;

                       3.6.2.7. a full and final release of liens with respect to all repair, restoration, or replacement work is delivered to Mortgagee from all contractors, materialmen, and subcontractors and/or partial releases of liens with respect to all sums advanced from such account;

                       3.6.2.8. upon the satisfaction of all of the foregoing conditions, any excess funds and/or accrued interest in such savings account shall be disbursed to Mortgagor and to the holder of any inferior liens, if any, on the Mortgaged Property.

                       3.6.3. During any construction, repair, restoration, or replacement of any Improvements, Mortgagor shall obtain and keep in effect a standard builder's risk policy with extended coverage for the Replacement Cost of the Improvements, with a noncontributing mortgagee clause and nonsurrender, noncancellation, nonmodification clause, and such insurance shall be written in such manner and by such companies as are approved by Mortgagee. During any construction, repair, restoration, or replacement of any Improvements, Mortgagor shall cause all contractors and subcontractors (including Mortgagor if it acts as a contractor) to obtain and keep in effect workers' compensation insurance to the full extent required by applicable laws. Such workers' compensation insurance shall also cover all employees of each contractor and subcontractor. Upon demand, Mortgagor shall provide evidence satisfactory to Mortgagee that Mortgagor is complying with the requirements of this Section 3.6.3.

         3.7. Assignment of Condemnation Proceeds and Damages.

                       3.7.1. Mortgagor covenants and agrees that all awards and other compensation heretofore or hereafter made to Mortgagor in any taking by eminent domain, or by deed in lieu thereof, either permanent or temporary, of all or any part of the Mortgaged Property including severance and consequential damages and change in grade of any street, together with all compensation, judgments, awards, and settlements for any damage to the Mortgaged Property caused tortiously or otherwise, are hereby assigned by Mortgagor to Mortgagee, and Mortgagor hereby appoints Mortgagee as its attorney-in-fact, said power being coupled with an interest, and authorizes, directs and empowers such attorney, at the option of such attorney, on behalf of Mortgagor to adjust or compromise the claim for any such award, and to collect and receive the proceeds thereof, to give proper receipts and acquittances therefor, and, after deducting the expenses of collection, including attorney's fees, to apply the net proceeds, or any portion thereof as a credit upon any portion, as selected by Mortgagee, of the Indebtedness, notwithstanding the fact that the amount owing thereon may not then be due and payable or that the Indebtedness is otherwise adequately secured. Mortgagor further covenants and agrees to give Mortgagee immediate notice of the actual or threatened commencement of any such proceedings under eminent domain and will deliver to Mortgagee copies of any and all papers served in connection with any such proceedings. Mortgagor further covenants and agrees to make, execute, and deliver to Mortgagee at any time or times, upon request, free, clear, and discharged of any encumbrances of any kind whatsoever, any and all further assignments or other instruments deemed necessary by Mortgagee, or either, for the purpose of validly and sufficiently assigning all such awards and other compensation heretofore or hereafter to be made to Mortgagee and agrees to make or permit no other use of such awards and other compensation without Mortgagee's prior written consent thereto in each instance.

                       3.7.2. Notwithstanding the provisions of Section 3.7.1, in the event of any taking by eminent domain or deed in lieu thereof, where such taking is not total and where funds are sufficient to restore the Mortgaged Property, and the Replacement Cost of which is determined by the insurer of the Mortgaged Property to be less than $150,000 and no Event of Default shall have occurred and be continuing, then Mortgagee, after deducting its costs and expenses (including, without limitation, all adjusters' fees and expenses and reasonable attorneys' fees and expenses), shall immediately disburse the net proceeds or such amount as is reasonably deemed by Mortgagee to be sufficient to Mortgagor to restore the Mortgaged Property and all of the following conditions are to be fully satisfied by Mortgagor within six (6) months after the occurrence of such taking: (i) the Mortgaged Property has been substantially restored so that the Mortgaged Property is returned as nearly as possible to substantially the value, character, and condition that existed immediately prior to the taking; (ii) a full and final release of liens with respect to the restoration work is delivered to Mortgagee from all contractors, materialmen, and subcontractors and (iii) there exists no Event of Default hereunder. Further, notwithstanding the provisions of Section 3.7.1, in the event of any taking by eminent domain or deed in lieu thereof, the Replacement Cost of which is determined by the insurer of the Mortgaged Property to be more than $150,000 but less than $250,000, then Mortgagee, after deducting its costs and expenses (including, without limitation, all adjusters' fees and expenses and reasonable attorneys' fees and expenses), agrees with respect to such taking that Mortgagor will be permitted to apply the net proceeds or so much thereof as Mortgagee reasonably deemed to be sufficient to the restoration of the Mortgaged Property in accordance with the following terms:

                       3.7.2.1. all or a portion of the net proceeds shall be deposited in a bank acceptable to Mortgagee which shall require the signature of Mortgagee alone for any disbursement;

                       3.7.2.2. the plans, specifications, engineering reports, construction contracts, subcontracts, and related documents for the restoration work shall have been approved by Mortgagee and Mortgagee's construction consultant, which approval may be based on factors such as whether the work described therein, when completed, would cause the Mortgaged Property to be fully restored so that it will be returned as nearly as possible to substantially the value, character, and condition that existed immediately prior to the taking so that the Mortgaged Property continues to be an architecturally cohesive, integrated, economically viable commercial real estate project in full compliance with all Legal Requirements and with the same use as existed immediately prior to such taking;

                       3.7.2.3. Mortgagor shall deliver to Mortgagee its budget of the cost for such restoration work (which costs shall include the fees of Mortgagee's construction consultant), and, prior to the commencement of any work and from time to time thereafter, Mortgagor must deposit in the account a sum equal to the amount by which the estimated remaining cost of such restoration work exceeds the account balance, if at all;

                       3.7.2.4. Mortgagee shall be the judge of the amount reasonably necessary to complete such restoration work and any funds disbursed by it through the account shall be in accordance with normal and usual construction loan draw procedures used by Mortgagee;

                       3.7.2.5. there shall exist no Event of Default hereunder;

                       3.7.2.6. after approval of the plans and specifications, Mortgagor must begin work promptly and thereafter diligently prosecute construction in order to complete all work within such reasonable time frame as may be reasonably prescribed by Mortgagee;

                       3.7.2.7. a full and final release of liens with respect to all restoration work shall be delivered to Mortgagee from all contractors, materialmen, and subcontractors and/or partial releases of liens with respect to all sums advanced from such account;

                       3.7.2.8. upon the satisfaction of all of the foregoing conditions, any excess funds and/or accrued interest in such savings account shall be disbursed to Mortgagor and to the holder of any inferior liens, if any, on the Mortgaged Property.

                       3.7.3. During any construction or restoration of any Improvements, Mortgagor shall obtain and keep in effect a standard builder's risk policy with extended coverage for the Replacement Cost of the Improvements, with a noncontributing mortgagee clause and nonsurrender, noncancellation, nonmodification clause, and such insurance shall be written in such manner and by such companies as are approved by Mortgagee.

During any construction or restoration of any Improvements, Mortgagor shall cause all contractors and subcontractors (including Mortgagor if it acts as a contractor) to obtain and keep in effect workers' compensation insurance to the full extent required by applicable laws. Such workers' compensation insurance shall also cover all employees of each contractor and subcontractor. Upon demand, Mortgagor shall provide evidence satisfactory to Mortgagee that Mortgagor is complying with the requirements of this Section 3.7.3.

         3.8. Negative Covenants. Mortgagor covenants and agrees that it shall not:

                       3.8.1. assign the Rents, or any part thereof, from time to time accruing, to anyone other than conditionally to or for the benefit of Mortgagee, unless Mortgagee shall first consent thereto in writing;

                       3.8.2. remove, demolish, erect, or add additions to any Improvements, Personalty, or Fixtures or alter the design or structural character of any building now or hereafter erected upon the Mortgaged Property unless Mortgagee shall first consent thereto in writing;

                       3.8.3. commit or suffer waste thereof;

                       3.8.4. suffer any act to be done or any conditions to exist on the Mortgaged Property or any part thereof or have any thing or article brought thereon in violation of any Legal Requirement, or that may in fact or in law constitute a nuisance, public or private, or that may void or make voidable any insurance then in force or required by the terms of this Mortgage to be in force; or

                       3.8.5. permit any lien on the Mortgaged Property, subordinate or otherwise, unless Mortgagee shall first consent thereto in writing.

         3.9. Care of the Mortgaged Property. Mortgagor covenants and agrees that it shall:

                       3.9.1. maintain the Mortgaged Property in good condition and repair, normal wear and tear excepted;

                       3.9.2. promptly notify Mortgagee in writing of the occurrence of any loss or damage to the Mortgaged Property in excess of $10,000.00;

                       3.9.3. comply with all Legal Requirements and not suffer or permit any violation thereof; and

                       3.9.4. do or cause to be done any and all things or acts, all in a timely and proper manner, that, from the character and/or use of the Mortgaged Property, may be reasonably necessary to protect and preserve the Mortgaged Property.

         3.10. Subsequent Improvements. Mortgagor covenants and agrees that all Improvements to be constructed on the Land in the future:

                       3.10.1. will be constructed strictly in accordance with all Legal Requirements;

                       3.10.2. will be constructed and installed entirely within the boundaries of the Land and will not encroach upon any easement or right-of-way or upon the land of others except for such minor encroachments, above or below ground, onto public space as may be consented to and permitted by the jurisdiction in which the Mortgaged Property is located; and

                       3.10.3. will be wholly within all building restriction lines however established.

         3.11. Collateral Agreements. Mortgagor covenants and agrees faithfully to perform and carry out all of the terms, conditions, and provisions of all of the Loan Documents. Mortgagor covenants and agrees on behalf of itself, and its assigns, from time to time to make, execute, acknowledge, and deliver or cause to be made, executed, acknowledged, and delivered to Mortgagee any and all further instruments, certificates, and other documents as may in the opinion of Mortgagee be necessary or desirable in order to effectuate, complete, or perfect or to continue and preserve (i) the obligations of Mortgagor under this Mortgage or the other Loan Documents, and/or (ii) the lien and legal operation and effect of this Mortgage or the lien of any security agreement on any real or personal property referred to herein or therein taken now or hereafter to secure the payment of the Indebtedness. Mortgagor will execute, acknowledge, and deliver such instruments, including UCC continuation statements, required to continue and preserve the security of Mortgagee, and Mortgagor will pay all expenses so incurred.

         3.12. Management Contracts. Mortgagor covenants and agrees not to enter into any management contract for the Mortgaged Property or materially alter the terms of any management contract or the Mortgaged Property without the prior written consent of Mortgagee.

         3.13. Mortgagee's Right to Remedy Defaults. Mortgagor covenants and agrees that if Mortgagor shall commit or permit waste or shall fail for any reason to pay any claim, lien, or encumbrance that is prior to this Mortgage, or any Imposition not previously escrowed with Mortgagee when the same shall be due and payable, or any insurance premium not previously escrowed with Mortgagee at least ten (10) days before the same becomes due and payable, or shall fail to keep the Mortgaged Property in good condition and repair, or to correct any condition that may be or become unsatisfactory by law, ordinance, regulation, covenant, condition, or restriction, or to perform any other covenants contained in this Mortgage, then Mortgagee may, at its sole option, in addition to, and not in limitation of, any and all other rights and remedies which Mortgagee may have at law or hereunder:
(i) pay said claim, rental, lien, encumbrance, tax, assessment, or premium with the right of subrogation thereunder; (ii) procure such abstracts or other evidence of title as it deems necessary; (iii) make such reasonable repairs and take such reasonable steps as it deems advisable to prevent or cure such waste or unsatisfactory condition; and (iv) for any of such purposes advance such sums of money and perform such acts as it deems necessary. Mortgagee shall be the sole judge of the legality, validity, and priority of such claim, rental, lien, encumbrance, costs, expenses, tax, assessment, and/or premium and of the amount necessary to be paid in satisfaction thereof; and the amount thereof shall be considered an advancement hereunder and as such shall be secured hereby and bear interest as provided in Section 3.14. Nothing contained in this Mortgage shall be deemed to require Mortgagee to pay or expend any such sum or perform any such act.

         3.14. Repayment of Advances. Mortgagor covenants and agrees to pay to Mortgagee immediately and without demand all sums of money advanced by Mortgagee pursuant to Section 3.13 or pursuant to any other provision of this Mortgage or any of the other Loan Documents to protect or preserve the Mortgaged Property and Mortgagee's interest therein, together with interest on each such advancement at the Default Rate, and all such sums and interest thereon shall be secured hereby. The obligation imposed by this Section 3.14 is separate and apart from any obligation set forth in the Notes.

         3.15. Inspection. Mortgagor covenants and agrees that Mortgagee and its representatives shall have the right at all reasonable times to enter and inspect the Mortgaged Property.

         3.16. Superiority of Lien. Mortgagor covenants and agrees that any agreement hereafter made by Mortgagor and Mortgagee pursuant to or in respect of this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance insofar as the parties hereto may legally so covenant and agree.

         3.17. Additional Security. Mortgagor covenants and agrees from time to time to execute, acknowledge, and deliver to Mortgagee, upon Mortgagee's request, additional or supplemental deeds of trust, security agreements, chattel mortgages, financing statements, pledge agreements, loan agreements, assignments of leases or rents, and other security instruments covering any equipment, fixtures, or other property or property rights hereafter acquired by Mortgagor and installed on or in the Mortgaged Property, the cost of the execution and recording thereof to be paid by Mortgagor.

         3.18. Financial Statements and Leasing Reports.

                       3.18.1. Mortgagor covenants and agrees to keep and maintain full and correct books and records showing in detail the leasing and operation of the Mortgaged Property and shall permit Mortgagee or its representatives to examine such books and records and all supporting vouchers and data at any time and from time to time on request, at the offices of Mortgagor or at such other location as may be mutually agreed upon.

                       3.18.2. Mortgagor covenants and agrees to provide, or cause to be provided to Mortgagee such financial information as is required by the Loan Agreement.

                       3.18.3. In the event that any portion of the Mortgaged Property is subject to any Lease or Leases, Mortgagor covenants and agrees to furnish to Mortgagee within fifteen (15) calendar days after the end of each and every six (6) months, a monthly operating report and a status report showing all current Leases.

         3.19. Leasing Requirements.

                       3.19.1. Mortgagor covenants and agrees to carry out all of its agreements and covenants contained in any Lease and not permit any lien or other encumbrance superior to the Leases other than this Mortgage and any other mortgage granted by Mortgagor to Mortgagee. Upon demand by Mortgagee, Mortgagor shall deliver to Mortgagee an executed copy of each Lease immediately upon its execution. Mortgagor hereby covenants and agrees with Mortgagee that Mortgagor will not, without the express prior written consent of Mortgagee:

                       3.19.1.1. Cancel any Lease or accept a surrender thereof;

                       3.l9.1.2. Reduce the rent or accept payment of any installment of rent more than one (1) month in advance of the due date thereof under any Lease;

                       3.19.1.3. Modify any Lease in any material way or grant any concession in connection therewith; or

                       3.19.1.4. Consent to an assignment of the lessee's interest or to a subletting of any Lease.

                       3.19.2. Mortgagor covenants and agrees to obtain Mortgagee's prior written approval of all Leases and that, at Mortgagee's option, Mortgagor's interest in such Lease and any guaranty thereof shall be separately assigned to Mortgagee as collateral security on Mortgagee's form of assignment and/or subordinated to this Mortgage. All sums received from occupancy tenants as security for the performance of their respective Leases shall be held by Mortgagor in a manner satisfactory to

Mortgagee and fully in compliance with all Legal Requirements. All future Leases shall contain the following provisions:

         Tenant hereby agrees not to look to any mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by the landlord hereunder, unless said sums have actually been received by such mortgagee as security for the tenant's performance of this lease.

                       3.19.3. Mortgagor hereby assigns to Mortgagee any award made hereafter to it in any court proceeding involving any of the Leases and/or the lessees thereunder in any bankruptcy, insolvency, or reorganization proceeding in any state or federal court and any and all payments made by any lessee in lieu of rent.

                       3.19.4. Mortgagor covenants and agrees that it shall cause all Leases now existing or hereinafter entered into to be made subordinate to this Mortgage and the lien and legal operation and effect hereof and of the other Loan Documents. At the option of Mortgagee, the lien and legal operation and effect of this Mortgage and of the other Loan Documents may be subordinated to any Lease. Any foreclosure sale may be made subject to any one or more of any Leases entered into subsequent to the recording of this Mortgage, provided that the required advertisements of sale so disclose.

         3.20. Additional Liens.

                       3.20.1. Mortgagor covenants and agrees not to create or permit to be created or filed against the Mortgaged Property, without the prior written consent of Mortgagee to all material terms and provisions (which consent may be given or withheld in Mortgagee's sole and absolute discretion), any other mortgage lien, deed of trust, security interest, or other lien or liens superior or inferior to the lien and legal operation and effect of this Mortgage. Mortgagor covenants and agrees to keep and maintain the Mortgaged Property free from the claims of all persons supplying labor or materials used in the construction of any Improvements now being erected or that hereafter may be erected on the Land, notwithstanding who contracted for such labor or materials, and, if any liens in respect of any such labor or materials are filed against the Mortgaged Property, Mortgagor shall cause the same to be released completely of record (either by payment and discharge or by the posting of substitute collateral therefor in accordance with applicable laws) within fifteen (15) days of the filing thereof.

                       3.20.2. Mortgagor covenants and agrees that except as expressly consented to in writing by Mortgagor, all Fixtures and Personalty that are now or at any time hereafter installed in, affixed to, placed upon, or used in connection with the

Mortgaged Property (but excluding all such property which is owned by occupancy tenants of Mortgagor and installed for the purpose of their tenancy if such occupancy tenant has the right to remove the same at or before the expiration of the term of the applicable Lease) shall be owned by Mortgagor and shall not be the subject matter of any lease or other transaction whereby the ownership or any security or beneficial interest in any of such property shall be held by any person or entity other than Mortgagor.

                       3.20.3. In the event that any lien or security interest is created with or without the written approval of Mortgagee at any time prior to or during the existence of this Mortgage covering any of the Fixtures or Personalty, Mortgagor agrees that the following provisions of this Section
3.20.3 shall apply:

                       3.20.3.1. Mortgagee may, at its option, at any time after default in any security agreement or at any time after the attachment of any unpermitted lien pay the balance due under such security agreement or lien. Any declaration of default made by the holder of such security interest shall conclusively establish such default and the amount of the indebtedness due such holder, and Mortgagee may rely exclusively thereon in exercising any rights and remedies provided in this Mortgage or by law.

                       3.20.3.2. Mortgagee shall have the privilege of acquiring by assignment from the holder of such security interest all of the holder's rights with respect to the collateral that is the subject matter of the security interest and any other collateral held by the secured party, including, but not limited to, all contract rights, accounts receivable, chattel papers, negotiable or non-negotiable instruments, and any other evidence of Mortgagor's indebtedness under the security agreement.

         3.21. Restriction on Sale.

                       3.21.1. Mortgagor covenants and agrees that, without the prior written consent of Mortgagee (which consent may be given or withheld in Mortgagee's sole and absolute discretion), Mortgagor shall not sell, convey, transfer, or alienate all or any part of the Mortgaged Property, or any interest therein, nor shall Mortgagor be divested of its title to or any interest in the Mortgaged Property in any manner or way, whether voluntary or involuntary.

                       3.21.2. Mortgagor covenants and agrees that, without the prior written consent of Mortgagee (which consent may be given or withheld in Mortgagee's sole and absolute discretion), Mortgagor shall not permit (i) a voluntary sale or pledge of any of the shares of Mortgagor or any of its partners, if Mortgagor or any of its partners is a corporation, or (ii) the transfer or pledge of any interest in Mortgagor or any of its partners if Mortgagor or any of its partners is a partnership or joint venture. Mortgagor covenants and agrees that it will continuously maintain its existence and right to do business and own property in the jurisdiction where the Mortgaged Property is located (including reformation and continuance of the partnership in the event of any termination thereof as a result of any event which by law terminates a partnership if Mortgagor or any of its partners is a partnership).

         3.22. Environmental Covenants.

                       3.22.1. Mortgagor covenants that it: (i) will not treat, discharge, spill, dispense, dispose or otherwise release any Hazardous Substance or any waste of any kind in, on or under the Mortgaged Property and it will not cause, suffer, allow or permit any other person or entity to do so; (ii) will not use, generate, hold or store any Hazardous Substance or any waste of any kind, except that (aa) construction materials, office equipment, other office furnishings, cleaning solutions and other maintenance materials that are or contain Hazardous Substances may be used, held or stored on the Mortgaged Property, provided such use, holding or storage is incident to and reasonably necessary for the construction, operation or maintenance of the Mortgaged Property as flex/office/retail buildings and is in accordance with Legal Requirements except that no asbestos, asbestos containing materials or PCBs shall be brought onto the Mortgaged Property, (bb) reasonable quantities of Hazardous Substances may be used, stored or held on the Mortgaged Property if such activity is incident to the retail sale of such substances on the Mortgaged Property, provided such substances are properly packaged, labeled, stored, held and used in a safe manner in accordance with all Legal Requirements, and (cc) reasonable quantities of municipal waste may be generated by Mortgagor on the Mortgaged Property and such wastes may be stored temporarily on the Mortgaged Property, provided such activity is performed in compliance with all applicable laws and provided all such wastes are removed within one week after they are generated; (iii) will not permit the discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 42 U.S.C. ss. 7401, et seq., or any similar state law or local ordinance; (iv) will not generate, use, hold or store any Hazardous Substance that is permitted under subparagraph 3.22.1(ii) above, in a manner so as to create an undue risk of its release on the Mortgaged Property; (v) will provide written notice to Mortgagee within one week of Mortgagor's knowledge of any and all discharges, spills, disposals or other releases on the Mortgaged Property of any Hazardous Substance that are not completely cleaned up and removed within one business day of release; (vi) will obtain prior written permission of Mortgagee for the installation of any type of storage tank, whether it is under or above-ground, at the Mortgaged Property and will comply with all applicable laws and regulations concerning such installation; and (vii) will within five (5) days of receipt notify Mortgagee and provide Mortgagee with copies of any notice of violation from any government agency, notice of filing of any administrative, civil or criminal action or investigation, request for information by any government agency or related materials relative to the Mortgaged Property.

                       3.22.2. Mortgagor may cure a breach of paragraph 3.22.1 above, resulting from the discharge, spill, disposal or other release of any Hazardous Substance or waste of any kind, if Mortgagor (i) promptly takes all measures necessary to contain and remove any and all on-site discharges, spills, disposals or other releases of any Hazardous Substance or waste of any kind and remedies and mitigates any and all threats to health, property and the environment in a manner consistent with all applicable laws; and (ii) provides Mortgagee, within thirty days after demand by Mortgagee, with a bond, letter of credit, or similar financial assurance evidencing to Mortgagee's satisfaction that the necessary funds are available to pay the costs of removing, treating and disposing of Hazardous Substances and discharging any assessments that are or may be imposed on the Mortgaged Property as a result thereof.

                       3.22.3. Mortgagor agrees that any contracts and agreements of any kind entered into or renewed after the date hereof for the occupancy of or the performance of any activities on the Mortgaged Property will contain the same limitations on the activities of such other contracting party as are placed on Mortgagor by paragraph 3.22.1 above.

                       3.22.4. Mortgagor agrees that Mortgagee and its authorized representatives may enter and inspect and assess the Mortgaged Property at reasonable times to determine Mortgagor's compliance with the above conditions. The cost of performing such inspections and assessments shall be paid by Mortgagor upon demand by Mortgagee and any such obligations shall constitute an indebtedness secured by this Mortgage.

                       3.22.5. Mortgagor shall defend, indemnify and hold Mortgagee harmless from and against any and all past, present and future liability, loss, damage, costs and expenses suffered, incurred or threatened as a result of any event of default hereunder or as a result of notice, complaint, claim, demand, suit, order, judgment, or any legal requirement, including without limitation of the generality of the foregoing, court costs, attorneys' and consultants' fees, environmental cleanup costs, natural resources damages, fines, penalties and damages to persons, personal property, real property and business enterprises, arising out of or relating to the environmental condition of the Mortgaged Property, the existence of any environmental hazard on the Mortgaged Property or any release or threat of release of any Hazardous Substance of any kind in, on, under or from the Mortgaged Property at any time, regardless of whether caused by or within the control of Mortgagee. Notwithstanding anything to the contrary in this Mortgage, the provisions of this indemnity shall survive the payment and satisfaction or termination of this Mortgage.

         3.23. Indemnity. Mortgagor covenants and agrees to hold harmless and to indemnify Mortgagee from and against all losses, costs, and expenses, including reasonable attorneys' fees, incurred by reason of any action, suit, proceeding, hearing, motion, or application before any court or administrative body, or arbitration panel to which Mortgagee may become a party by reason of this Mortgage or any of the other Loan Documents. All costs incurred by Mortgagee in that regard shall be part of the Indebtedness secured hereby and shall be immediately and without notice due and payable by Mortgagor.

         3.24. Subrogation to Liens. Mortgagor covenants and agrees that Mortgagee is hereby subrogated to the lien or liens and to the rights of the owners and holders thereof for each and every mortgage, lien, or other encumbrances on the Mortgaged Property, any part thereof, or any claim or demand which is paid or satisfied, in whole or in part, out of the proceeds of the Indebtedness, and the respective liens of such mortgages and other encumbrances, claims, and demands shall pass to and be held by Mortgagee as additional security for the Indebtedness to the same extent that they would have been preserved and would have been passed to and been held by Mortgagee had they each been duly and regularly assigned, transferred, set over, and delivered to Mortgagee by separate deed of assignment.

         3.25. Waivers by Mortgagor. Mortgagor hereby waives to the fullest extent permissible by law: (i) trial by jury in any litigation arising out of, relating to, or connected with this Mortgage or any other Loan Document, (ii) all statutory and equitable rights of redemption, and (iii) the benefit of all exemption laws whatsoever, or any other present or future stay, exemption, or insolvency laws of any jurisdiction, against any claim of Mortgagee for any sum of money which may become due and payable to Mortgagee under the Loan Documents.

         3.26. Estoppel Certificates. Mortgagor or Mortgagee, within five (5) calendar days after written request from the other, which written request shall reference this Section 3.26 of this Mortgage, will furnish a written estoppel certificate, duly acknowledged, setting forth the amount due under the Notes and whether any claims, offsets, or defenses exist against either the collection of the Indebtedness or against the enforcement of the Loan Documents (and, if so, specifying any claimed offsets and/or defenses in detail).

         3.27. Covenants Binding on the Land. All covenants contained herein shall run with and be binding on the Mortgaged Property until this Mortgage shall be released of record.

         3.28. FIRPTA Certification. Mortgagor represents under penalty of perjury that it is not a "foreign person" as that term is defined in section 1445 of the Internal Revenue Code of 1986, as amended. In the event that Mortgagor is ever deemed to be a "foreign person," Mortgagor covenants and agrees immediately to make an election pursuant to section 897(i) of the Internal Revenue Code of 1986, as amended, and Mortgagor hereby appoints Mortgagee as its attorney-in-fact, in Mortgagor's name, to file such election on Mortgagor's behalf. Such power of attorney shall be deemed to be coupled with an interest and shall be irrevocable. Mortgagor covenants that an 897(i) election, once made, will never be revoked without the prior written consent of Mortgagee, which consent may be withheld in Mortgagee's sole and absolute discretion. Any liability accruing to Mortgagee on account of Mortgagor's failure to comply with the provisions of this Section 3.28 shall be separate from, independent of, and notwithstanding any other obligations or provisions in the Loan Documents.


                                    ARTICLE 4
                     ASSIGNMENT OF LEASES, RENTS, & PROFITS

         4.1. Absolute Assignment. Mortgagor does hereby, absolutely and unconditionally, sell, assign, transfer, set over, and deliver unto Mortgagee, its successors and assigns, all of the following, to have and to hold the same unto Mortgagee, its successors and assigns forever, or for such shorter period as hereinafter may be indicated, for the purpose of providing additional security for payment of the Indebtedness and performance of the Obligations:

                       4.1.1. all of the Leases;

                       4.1.2. any and all guarantees of and security for the lessees' performance under the Leases;

                       4.1.3. any and all judgments, awards, and/or settlements received by Mortgagor in any present or future litigation or arbitration in connection with the Leases; and

                       4.1.4. the immediate and continuing right to collect and receive all of the Rents, Losses or Rebates, Damages, and Abatements.

         4.2. License to Collect. The assignment granted in Section 4.1 is, however, subject to a right, prior to the occurrence of an Event of Default, hereby granted by Mortgagee to Mortgagor, but limited as hereinafter provided, to collect and receive all of the Rents, Losses or Rebates, Damages, and Abatements.

         4.3. Mortgagee's Rights.

                       4.3.1. Mortgagor irrevocably constitutes and appoints Mortgagee as its lawful attorney in its name and stead to:

                       4.3.1.1. collect any and all of the Rents, Losses or Rebates, Damages, and/or Abatements;

                       4.3.1.2. use such measures, legal or equitable, as in its discretion may be deemed necessary or appropriate to enforce the payment of the Rents, Losses or Rebates, Damages, Abatements, and/or any security given in connection therewith;

                       4.3.1.3. secure and maintain the use and/or possession of the Mortgaged Property and/or any part thereof;

                       4.3.1.4. fill any and all vacancies and to rent, lease, and/or let the Mortgaged Property and/or any part thereof at its discretion;

                       4.3.1.5. order, purchase, cancel, modify, amend, and/or in any and all ways control and deal with any and all policies of insurance of any and all kinds now or hereafter on or in connection with the whole or any part of the Mortgaged Property at its discretion and to adjust any loss or damage thereunder and/or to bring suit at law or in equity therefor and to execute and/or render any and all instruments deemed by Mortgagee to be necessary or appropriate in connection therewith;

                       4.3.1.6. adjust, bring suit at law or in equity for, settle, or otherwise deal with any taking of any or all of the Mortgaged Property for public purposes as aforesaid or any claim for real or alleged harm or damage as aforesaid and to execute and/or render any and all instruments deemed by Mortgagee to be necessary or appropriate in connection therewith; and

                       4.3.1.7. adjust, settle, or otherwise deal with any Abatements and to execute any and all instruments deemed by Mortgagee to be necessary or appropriate in connection therewith, hereby granting full power and authority to Mortgagee to use and apply the Rents, Losses or Rebates, Damages, and/or Abatements to the payment of any Impositions, to the payment of premiums on such policies of insurance on or in connection with the whole or any part of the Mortgaged Property as may be deemed advisable by Mortgagee, to the payment of the Indebtedness, to the payment of all expenses in the care and management of the Mortgaged Property, including such repairs, alterations, additions, and/or improvements to the Mortgaged Property or any part thereof as may be deemed necessary or advisable by Mortgagee, to the payment of attorneys' fees, court costs, labor, charges, and/or expenses incurred in connection with any and all things which Mortgagee may do or cause to be done by virtue hereof, and to the payment of such interest on the Indebtedness or on any of the foregoing, if any, as may be deemed necessary or advisable by Mortgagee.

                       4.3.2. Mortgagor grants to Mortgagee full power and authority to make contracts for the care and management of the whole or any part of the Mortgaged Property in such form and providing for such compensation as may be deemed advisable by Mortgagee and for the performance or execution of any or all of these presents, to constitute, appoint, authorize, and in its place and stead put and substitute one or more attorney or attorneys to do, execute, perform, and finish for Mortgagor and in Mortgagor's name all and singular those things which shall be necessary or advisable or which Mortgagor's said attorney or its substitute or substitutes shall deem necessary or advisable in and about, for, touching, or concerning these presents or the Mortgaged Property as thoroughly, amply, and fully as Mortgagor could do concerning the same, being personally present, and whatsoever Mortgagor's attorney, or its substitutes shall do or cause to be done in, about, or concerning these presents or the Mortgaged Property or any part of any of them Mortgagor hereby ratifies and confirms.

                       4.3.3. Mortgagor grants to Mortgagee full power and authority to exercise at any and all times each and every right, privilege, and power herein granted, without notice to Mortgagor; provided, however, that Mortgagee's powers hereinabove described shall be exercisable by Mortgagee only after the occurrence of an Event of Default not cured within any applicable cure period.

         4.4. Title. Mortgagor represents and warrants that it is the owner in fee simple of the Mortgaged Property and the lessor under each of the Leases, and that there has been no other assignment of any interest in the Leases which is currently in effect.

         4.5. Advance Rent. Mortgagor covenants and agrees that no request will be made of any lessee to pay any advance rents, and no Rents will be accepted (other than security deposits) in advance of the dates upon which such Rents become due and payable under the terms of the Leases, it being agreed by Mortgagor that rents shall be paid as provided in the Leases and not otherwise, and in no event for more than one (1) month in advance.

         4.6. Revocation of License. Upon an occurrence of an Event of Default, the license granted to Mortgagor in Section 4.2 shall be immediately and without notice revoked, and any Rents, Losses or Rebates, Damages, or Abatements thereafter collected by Mortgagor shall be held in trust for Mortgagee.

         4.7. Right to Enter. Subject to the provisions of Section 3.15, upon the occurrence of an Event of Default hereunder, or at any time thereafter, Mortgagee, its successors and assigns, at its option and without further consent thereto by Mortgagor, may enter in and upon the Mortgaged Property and take possession thereof, and collect the Rents, Losses or Rebates, Damages, and Abatements, and do every act and thing that Mortgagor might or could do.

         4.8. Termination. Upon payment of the Indebtedness and performance of the Obligations this assignment shall be null and void.

         4.9. Covenant Not to Sue. Mortgagor hereby agrees that Mortgagee shall not be responsible for the control, care, or management of the Mortgaged Property, nor for carrying out any of the terms and conditions of the Leases, nor for any waste committed or permitted on the Mortgaged Property by any lessee, nor shall Mortgagee be liable by reason of any dangerous or defective condition on or about the Mortgaged Property, and Mortgagor hereby covenants not to file any lawsuit against Mortgagee in connection with any of the foregoing.

         4.10. No Waiver. Mortgagee shall not in any way be responsible for failure to do any or all of the things for which rights, interest, power, and/or authority are herein granted it. Mortgagee shall be accountable for only such cash as it actually receives under the terms hereof. The failure of Mortgagee to do any of the things or exercise any of the rights, interests, powers, and/or authorities hereunder shall not be construed to be a waiver of any of the rights, interests, powers, or authorities hereby assigned and granted to Mortgagee.

         4.11. Further Documentation. Mortgagor will execute upon the request of Mortgagee any and all instruments requested by Mortgagee reasonably required to effectuate this assignment.

         4.12. No Release of Remedies. This assignment shall not prohibit Mortgagee from pursuing any remedy which it now or hereafter may have under this Mortgage or under any of the other Loan Documents.

         4.13. Payment of Rents. Mortgagor authorizes and directs every present and future lessee of the whole or any part of the Mortgaged Property to pay all Rents to Mortgagee upon demand from Mortgagee following an Event of Default.

         4.14. Parties Bound. The terms, covenants, conditions, and warranties contained herein and the powers granted hereby shall run with the Mortgaged Property and shall inure to the benefit of and shall bind all parties hereto and their respective successors and assigns, all lessees, subtenants, and assigns of same, all occupants and subsequent owners of the Mortgaged Property, and all subsequent holders of the Loan Documents. A foreclosure of this Mortgage shall not extinguish Mortgagor's obligations to Mortgagee with respect to the Leases, Rents, Losses and Rebates, Damages, and Abatements to the extent they are in Mortgagor's possession and/or control.

         4.15. Other Security. Mortgagee may take or release other security, may release any party primarily or secondarily liable for any of the Indebtedness, may grant extensions, renewals, or indulgences with respect to the Indebtedness, and may apply any other security therefor held by it to the satisfaction of the Indebtedness without prejudice to any of its rights hereunder.


                                    ARTICLE V
                               SECURITY AGREEMENT

         5.1. Grant of Security Interest. Mortgagor hereby grants to Mortgagee a security interest in the Collateral to secure payment of the Indebtedness and to secure the performance by Mortgagor of the Obligations.

         5.2. Warranties. Mortgagor warrants and represents that:

                       5.2.1. the security interest granted to Mortgagee in the Collateral constitutes a first-in-priority security interest;

                       5.2.2. Mortgagor is the lawful owner of the Collateral and is, or, with respect to any after-acquired property, when it acquires such Collateral it will be, in possession of the Collateral free and clear from any other lien, security interest, or encumbrance other than those subordinate liens referenced on Exhibit B hereto;

                       5.2.3. no financing statement or other notice of lien agreement or lien, except those in favor of Mortgagee and as referenced on Exhibit B, is on file or record at any public office which relates to any of the Collateral or which could through general language related thereto;

                       5.2.4. Mortgagor has a good and valid right to pledge, sell, consign, assign, transfer, and create a security interest in the Collateral;

                       5.2.5. Mortgagor at its cost and expense will protect and defend the security interest created herein and the Collateral against all adverse claims that any of the Collateral has ceased to be personal property, unless such Collateral has become a fixture encumbered by this Mortgage as a first lien;

                       5.2.6. Other than as referenced on Exhibit B hereto, the Collateral shall continue to be free from all pledges, liens, encumbrances, and security interests or other claims in favor of others; and Mortgagor will warrant, and, at Mortgagee's request, defend the same from all claims and demands of all persons;

                       5.2.7. the Collateral will not be used by Mortgagor in violation of the terms of the Loan Agreement;

                       5.2.8. the Collateral will not be removed from the Mortgaged Property in violation of the terms of the Loan Agreement.

                       5.2.9. Mortgagor will, at its own cost and expense, keep the Collateral in as good and substantial order, repair, and condition as it is in at this date, or as the same is when acquired, reasonable wear and tear alone excepted, making replacements when and as necessary, and, in this connection, Mortgagee hereby gives its written consent to the removal by Mortgagor of any part of the Collateral, from the Mortgaged Property if such removal is necessary so to do in connection with Mortgagor's fulfilling of its obligations under this
Section 5.2.9, and if the priority of its security interest therein will not be materially jeopardized.

         5.3. Compliance with Laws. Mortgagor agrees to comply with all Legal Requirements in order to grant to Mortgagee a valid lien upon, and a security interest in, the Collateral.

         5.4. Impositions and Costs. Mortgagor will pay, when due, all Impositions lawfully and validly levied or assessed against the Collateral, or any part thereof, and Mortgagor will pay any and all fees, costs, and expenses, of whatever kind and nature, which Mortgagee may incur in filing public notices, and the charges of any attorneys whom Mortgagee may engage in preparing and filing such documents, making title examinations, and rendering opinion letters, as well as expenses incurred by Mortgagee, including reasonable attorneys' fees, in protecting, maintaining, preserving, enforcing, and foreclosing the security interest granted to Mortgagee hereunder, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this transaction, promptly after Mortgagor shall have been notified by Mortgagee of the amount of such fees, costs, or expenses.

         5.5. Right to Enter. Mortgagor agrees that Mortgagee, or its agents, may enter upon the Mortgaged Property at any time, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. Mortgagor agrees to notify Mortgagee promptly of any change in its mailing address or principal place of business, in order that prompt refiling of any outstanding notices may be made, if necessary. Mortgagor also is to advise Mortgagee, within thirty (30) calendar days, of any new facts which, under applicable provisions of law, would affect the priority of the security interest granted to Mortgagee by this instrument.

         5.6. Discharge of Liens. At its option, Mortgagee may, but shall not be required to:

                       5.6.1. discharge taxes, liens, or security interests or other encumbrances at any time levied or placed on the Collateral;

                       5.6.2. pay for insurance on the Collateral; and

                       5.6.3. pay for the maintenance and preservation of the Collateral.

Mortgagor agrees to reimburse Mortgagee on demand for any payment made or any expense incurred by Mortgagee pursuant to the foregoing authorization together with interest thereon at the Default Rate, from the date incurred until reimbursed by Mortgagor. Until the occurrence of an Event of Default, Mortgagor may have possession of the Collateral and use it at all times as personal property and for business purposes, and in a lawful manner not inconsistent with the provisions hereof and not inconsistent with any policy of insurance thereon.

         5.7. Further Agreements. Mortgagor will do all acts requested by Mortgagee, including, but not limited to, the execution and filing of all instruments (such as security agreements, financing statements, and continuation statements) necessary to establish, maintain, and continue perfected the security interests of Mortgagee in the Collateral, will promptly on demand pay all costs of any searches deemed necessary by Mortgagee to establish and determine the validity and the priority of the security interest of Mortgagee, and will also pay in full all other claims and charges which in the opinion of Mortgagee might prejudice, imperil, or otherwise affect the Collateral or Mortgagee's security interest therein. Mortgagor agrees promptly to notify Mortgagee of any change of the address of Mortgagor's principle place of business.

         5.8. Continuing Effectiveness. The security interest granted hereby shall continue to be effective irrespective of any retaking of the Collateral by or any redelivery of the Collateral to Mortgagor until the Indebtedness is paid in full and the Obligations are fully performed.

         5.9. Safekeeping of the Collateral. Mortgagee shall have no responsibility or liability as to any matter pertaining to the Collateral, and shall have no duty to protect, insure, or realize on the Collateral except for those obligations imposed on it by the UCC, and the giving by Mortgagee of such care as Mortgagee gives to the safekeeping of property of a like kind owned by Mortgagee shall constitute reasonable care of the Collateral when in Mortgagee's possession. Mortgagor hereby releases Mortgagee from any liability for any act or omission relating to the Collateral, except for the failure of Mortgagee to exercise the above-described reasonable care.

         5.10. Compliance with UCC. This Article 5 constitutes a "security agreement" as defined in the UCC and is intended to be a UCC financing statement. For purposes of complying with the UCC:

                       5.10.1. Mortgagor is the "Debtor";

                       5.10.2. Mortgagee is the "Secured Party";

                       5.10.3. the address of the Secured Party from which information concerning the security interest herein granted is the Mortgagee's address set forth in Section 8.4;

                       5.10.4. the mailing address of the Debtor is the Mortgagor's address set forth in Section 8.4; and

                       5.10.5. the collateral covered by this financing statement is the Collateral.


                                    ARTICLE 6
                                EVENTS OF DEFAULT

         6.1. Events of Default. Any of the following events or conditions shall constitute an "Event of Default" under this Mortgage:

                       6.1.1. the default by Mortgagor in the payment of the Indebtedness or performance of the Obligations after the expiration of any grace and/or notice period provided in the Loan Agreement;

                       6.1.2. any warranty, representation, or statement made or furnished to Mortgagee by or on behalf of the Mortgagor proves to have been false in any material respect when made or furnished;

                       6.1.3. the occurrence of an Event of Default under the Loan Agreement;

                       6.1.4. the occurrence of an Event of Default under any other mortgage or debt instrument given by Mortgagor to Mortgagee for this or any other property;

                       6.1.5 the filing of record by or on behalf of Mortgagor of a notice under Section 697.04 of the Florida Statutes purporting to set a maximum limit on future advances secured by this Mortgage.


                                    ARTICLE 7
                                    REMEDIES

         7.1. Remedies on Default. Upon the occurrence of an Event of Default, then in addition to, and not in limitation of, any and all other rights and remedies available to Mortgagee at law or by any other provision hereof as a result of such Event of Default:

                       7.1.1. Acceleration. All of the Indebtedness shall become and be immediately due and payable at the option of Mortgagee (unless said Event of Default results in automatic acceleration pursuant to the Loan Agreement, in which case acceleration shall occur automatically) without notice (except as may be hereinafter provided) on demand, all of which are hereby expressly waived; and

                       7.1.2. Foreclosure.

                       7.1.2.1. Mortgagee may institute proceedings for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels in accordance with the provisions of Section 7.1.3; or

                       7.1.2.2. With or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the continuing lien of this Mortgage for the portion of the Indebtedness not then due; and

                       7.1.3. Sale. Mortgagee may foreclose and sell, in accordance with the applicable laws of the jurisdiction in which the Mortgaged Property is located, and in the case of any default of any purchaser, to resell the Mortgaged Property and Mortgagor's rights of redemption thereof at public auction, upon such terms and conditions, in such parcels, at such time and place, with such postponements, and after such previous public advertisement as Mortgagee shall deem advantageous and proper and as required by all applicable laws and rules of the jurisdiction in which the Mortgaged Property is located; and to convey the Mortgaged Property in fee simple, upon compliance with the terms of the sale, to and at the cost of the purchaser or purchasers thereof (who shall not be required to see to the application of the purchase money), and upon the completion of any sale and compliance with all the terms thereof, to execute and deliver to the purchaser or purchasers a good and sufficient deed of conveyance, assignment, and transfer, lawfully conveying, assigning, and transferring the property sold, and to hold and apply the proceeds of such sale or sales in the following order of priority:

                       7.1.3.1. to discharge the expenses of executing the Mortgage, including all proper costs, charges, and expenses of the sale and reasonable attorneys' fees in connection with the sale;

                       7.1.3.2. to discharge all taxes, levies, and assessments with costs and interest thereon to the date of sale, including all monies previously advanced for Impositions and the due pro rata portion thereof for the current year;

                       7.1.3.3. to discharge in the order of their priority, if any, the remaining debts and obligations secured by this Mortgage, and any liens of record inferior thereon, it being agreed that the Notes shall, upon such sale being made before the maturity date of the Notes, be and become immediately due and payable; and

                       7.1.3.4. the residue of the proceeds shall be paid to Mortgagor or its assigns, less the expense, if any, of obtaining possession upon the delivery and surrender to the purchaser of possession of the Mortgaged Property; provided, however, that Mortgagee as to such residue shall not be bound by any inheritance, devise, conveyance, assignment, or lien upon Mortgagor's equity of which Mortgagee does not have actual notice prior to distribution; and

                       7.1.4. Entry and Receivership.

                       7.1.4.1. Mortgagor, upon demand of Mortgagee, shall forthwith surrender the actual possession of the Mortgaged Property to Mortgagee. Regardless of whether Mortgagee accelerates the maturity of the Indebtedness, Mortgagee may at any time, without notice and without regard to either the adequacy of the Mortgaged Property as security for the debt or the solvency of Mortgagor or any other party or parties liable for the payment of such debt, enter upon and take possession of the Mortgaged Property or any part thereof, and perform any acts, including the employment of watchmen to protect any improvements from depreciation or injury and to preserve and protect the Personalty therein, to continue any and all outstanding contracts or, at Mortgagee's option, to enter into a new contract or contracts for the construction and completion of any improvements already begun, to use the architects' and engineers' plans, drawings, and specifications therefor, to make or enter into contracts and obligations necessary to complete such improvements, pay and discharge all debts, obligations, and liabilities incurred thereby and all mechanics' or other liens affecting the Mortgaged Property, to rent, manage, operate, and/or sell any part or all of the Mortgaged Property, which Mortgagee deems necessary or proper to conserve the Mortgaged Property, and may collect and receive all Rents.

                       7.1.4.2. Mortgagee shall also be entitled without any notice to Mortgagor or to any other party or parties (such notice being hereby expressly waived) to have a receiver appointed without regard for the adequacy or inadequacy of the Mortgaged Property as security for the Indebtedness or the solvency of Mortgagor or any other party or parties liable for the payment of the Indebtedness, to enter and take possession of the Mortgaged Property and perform all acts which Mortgagee is authorized to perform under Section 7.1.4.1.

                       7.1.4.3. Mortgagee or the receiver may also take possession of, and for these purposes use, any and all Personalty contained in the Mortgaged Property and owned and used by Mortgagor in the operation, construction, marketing, sale, rental, or leasing thereof or any part thereof. The expense (including but not limited to the receiver's fees, counsel fees, costs, and agent's compensation) incurred pursuant to the powers herein contained shall be secured by the Mortgage and shall be due and payable on demand with interest at the Default Rate. Mortgagor shall deliver to the receiver appointed pursuant to the provisions of Section 7.1.4.2, or to Mortgagee in the event of its entry pursuant to the terms of Section 7.1.4.1, all original records, books, bank accounts, leases, agreements, security deposits of the lessees, and all other material relating to the ownership and/or operation of the Mortgaged Property. After payment of all costs and expenses incurred, the receiver shall pay to Mortgagee all Rents and other proceeds collected by the receiver, and Mortgagee shall apply the same and any Rents, sale proceeds, and other proceeds collected directly by Mortgagee (after payment therefrom of all expenses) on the Indebtedness in such order as Mortgagee determines. The right to enter and take possession of the Mortgaged Property, to manage and operate the Mortgaged Property, and to collect the Rents whether by a receiver or otherwise, shall be in addition to, and not in limitation of, any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. The receiver and/or Mortgagee (as the case may be) shall be under no duty to lease the Mortgaged Property or to perform or discharge any obligation of Mortgagor under any Lease, and they shall be liable to account only for Rents and other proceeds actually received, respectively, by either of them.

                       7.1.4.4. The failure of Mortgagee to exercise its option to accelerate the maturity of the Indebtedness, to foreclose, or either, following any occurrence of an Event of Default, or to exercise any other option granted to Mortgagee hereunder, in any one or more instances, or the acceptance by Mortgagee of partial payments hereunder, or the delay for any period of time in exercising the option to accelerate the entire Indebtedness, shall not constitute a waiver of any such Event of Default or of Mortgagee's right to exercise such option, but such option shall remain continuously in force. Acceleration of maturity, once claimed hereunder by Mortgagee, may, at the option of Mortgagee, be rescinded by written acknowledgement to that effect by Mortgagee, but the tender and acceptance of partial payments alone shall not in any way effect or rescind such acceleration of maturity.

                       7.1.5. The Collateral.

                       7.1.5.1. Mortgagee may thereupon or at any time or times thereafter sell the Collateral or any part or parts thereof at public or private sales and may apply the net proceeds, after deducting all costs and expenses for collection, sale, and delivery, to the payment of the Indebtedness and at public sale Mortgagee may purchase any part or parts of the Collateral or all thereof offered at any such sale; and, in addition, Mortgagee shall have all of the rights and remedies of a secured party under the UCC or otherwise provided by law. In any case where Mortgagee determines to give notice of any sales or other dispositions of Collateral, the mailing of notice to Mortgagor at least ten (l0) calendar days before any sale or other disposition, conclusively shall be deemed commercially reasonably notice thereof. Expenses of retaking, holding, preparing for sale, selling, or the like shall include Mortgagee's reasonable attorneys' fees and legal expenses and are secured hereby as part of the Obligations. If the proceeds realized from disposition of the Collateral shall fail to satisfy the Indebtedness, Mortgagor shall immediately pay any deficiency balance to Mortgagee.

                       7.1.5.2. In the event Mortgagee elects to dispose of the Collateral by public sale, it shall advertise for sale under this Mortgage, by notice of such sale published in some newspaper published in the jurisdiction where the Collateral is located for such number of times as is required by all applicable laws and rules of the jurisdiction in which the Collateral is located, giving notice of the time, place, and terms of such sale. Mortgagee may, at its option, sell the Collateral as a whole or in parcels and such sale may be held at the courthouse door in the jurisdiction where the Collateral is located, at the place where the Collateral is located, or at any other reasonable place, all at the option of Mortgagee, but in no event shall it be necessary that the Collateral be present at the sale.

                       7.1.5.3. Mortgagee may enter upon the Mortgaged Property to take possession of the Collateral, or at its option may require Mortgagor to assemble the Collateral at any place designated by Mortgagee reasonably convenient to the parties.

         7.2. Remedies Cumulative. The rights and remedies herein provided are cumulative, and Mortgagee may recover judgment thereon, issue execution therefor, and resort to every other remedy available at law or in equity without affecting or in any manner impairing the security or any right or remedy afforded by this Mortgage, and no enumeration of special rights or powers by any provisions of this Mortgage shall be construed to limit any grant of general rights or powers, or to take away or limit any and all rights granted to or vested in Mortgagee by virtue of the laws of the jurisdiction in which the Mortgaged Property is located.

         7.3. Waiver of Marshalling. Mortgagor further specifically agrees that, in any exercise of the rights of Mortgagee under this or any other instrument, any combination or all of the property, rights, or security given to secure the Indebtedness may be offered for sale for one total price, and the proceeds of any such sale accounted for in one account without distinction between the items of security or without assigning to them any proportion of such proceeds, Mortgagor hereby waiving the application of any doctrine of marshalling.

         7.4. Additional Collateral. To the extent the Indebtedness is now or hereafter further secured by any additional collateral, including, but not limited to, collateral conveyed by any chattel mortgages or deeds of trust, security agreements, financing statements, pledges, contracts of guaranty or suretyship, assignments of leases, or other securities, Mortgagee may, at its option, exhaust any one or more of such securities and the security hereunder either concurrently or independently and in such order as Mortgagee may determine.

         7.5. Mortgagee's Right to Release. Without affecting the liability of Mortgagor or any other person (except any person expressly released in writing) for payment of the Indebtedness or for performance of the Obligations and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time, and from time to time, either before or after the maturity of the Notes, and without notice or consent:

                       7.5.1. Release any person or persons liable for payment of all or any part of the Indebtedness or for the performance of the Obligations;

                       7.5.2. Make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness or modifying or waiving the performance of any of the Obligations, or subordinating, modifying, or otherwise dealing with the lien or charge hereof;

                       7.5.3. Exercise or refrain from exercising or waive any right Mortgagee may have;

                       7.5.4. Accept additional security of any kind; or

                       7.5.5. Release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Mortgaged Property.


                                    ARTICLE 8
                            MISCELLANEOUS PROVISIONS

         8.1. Release of This Mortgage. Subject to Section 8.16, when all of the Indebtedness has been paid and all of the Obligations performed, then upon the request of Mortgagor and at Mortgagor's sole cost and expense, a release or satisfaction shall be delivered to Mortgagor upon payment of the costs and charges of Mortgagee.

         8.2. Gender, Number, Successors, and Assigns. The obligations, covenants, and agreements herein contained shall bind, and the rights, benefits, and advantages herein granted shall inure to, the parties hereto and their respective successors and assigns. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

         8.3. Headings. The headings used herein are inserted only for convenience of reference and in no way define, limit, or describe the scope or intent of this Mortgage or of any particular Section hereof.

         8.4. Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto to be effective shall be in writing and sent by certified or registered mail, return receipt requested, personal delivery against receipt, via nationally recognized overnight courier or by facsimile or telex and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or two Business Days after deposit in the mail, postage prepaid, or, in the case of facsimile or telex, when sent, answer back received, addressed as follows:


         (A) If to Mortgagor:

             RIO Optical Corporation
             2760 Irving Boulevard
             Dallas, Texas 75207
             Attention:  George McHenry
             Telecopier:  (214) 638-3072


         (B) If to Mortgagee:

             Commerce Bank, N.A.
             1701 Route 70 East
             Cherry Hill, New Jersey 08034-5400
             Attention:
             Telecopier:

                       With a copy to:
                       ---------------

                       Blank, Rome, Comisky & McCauley
                       1200 Four Penn Center Plaza
                       Philadelphia, PA  19103
                       Attention:  Lawrence Finkelstein, Esq.
                       Telecopy: 215-569-5555

         (C)           If to Borrowers:

                       Royal International Optical Inc.
                       2760 Irving Boulevard
                       Dallas, Texas  75207
                       Attention:
                       Telecopy:

                       With a copy to:
                       ---------------

                       Sayles & Lidji
                       3500 Fountain Place
                       1445 Ross Avenue
                       Dallas, TX   75202-2799
                       Attention:  Brian M. Lidji, Esq.
                       Telecopy:  214-969-7169

or to such other address as each party may designate for itself by like notice given in accordance with this Section 8.4, it being understood that whenever facsimile notice is used the party sending such notice shall endeavor to follow the notice with a hard copy via regular mail, but such party is under not obligation to do so and the notice shall be effective as provided above.

         8.5. GOVERNING LAW. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA; PROVIDED, HOWEVER, THAT THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED (THE "SITUS STATE") SHALL GOVERN WITH RESPECT TO (A) THE CREATION OF LIENS ON PROPERTY LOCATED IN THE SITUS STATE, AND (B) THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF MORTGAGEE'S LIEN UPON ANY PORTION OF THE MORTGAGED PROPERTY LOCATED IN THE SITUS STATE AND THE ENFORCEMENT IN THE SITUS STATE OF MORTGAGEE'S OTHER REMEDIES WITH RESPECT TO THE MORTGAGED PROPERTY LOCATED IN THE SITUS STATE.

         8.6. Waiver. No waiver by Mortgagee of any Event of Default shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion. No delay or failure on the part of Mortgagee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Mortgagee of any right or remedy shall operate as a waiver thereof, or the exercise of any right or remedy.

         8.7. Separate Security. Articles 2, 3, 4, and 5 of this Mortgage shall each provide separate and independent security for the Indebtedness with the effect that, in the event that the lien, operation, and effect of any one or more of such Articles shall be removed or extinguished for any reason and by any means, the lien, operation, and effect of the remaining Article(s) shall not be impaired or diminished until such time as all Indebtedness is repaid in full.

         8.8. Time. Time is of the essence of this Mortgage and of every covenant and provision hereof.

         8.9. Severability. The invalidity or unenforceability of any provision of this Mortgage shall not affect the other provisions hereof, and this Mortgage shall be construed as if the invalid or unenforceable provision had never been a part of this Mortgage.

         8.10. Integration. Mortgagor acknowledges and agrees that any and all prior understandings and agreements between Mortgagor and Mortgagee are merged into this Mortgage and the other Loan Documents, which, taken as a whole, fully and completely express their agreement. Mortgagor acknowledges that this Mortgage and the other Loan Documents were executed by it after a full investigation and that Mortgagor is not relying on any statement or representation of Mortgagee not embodied herein.

         8.11. Rules of Interpretation. The provisions of this Mortgage shall be construed as a whole according to their respective meanings, and shall not be construed against any party based on which party drafted one or more provisions of this Mortgage and shall in no event be construed against Mortgagee in the event any provision hereof is considered ambiguous or of uncertain application to any facts or circumstances, but, instead, all provisions of this Mortgage shall be construed to protect the security for this Mortgage and Mortgagee's right to recover the full amount of the Indebtedness. All rights and remedies of Mortgagee, including the security interest in the Collateral and the assignment of the Leases, Rents, Losses or Rebates, Damages, and Abatements, shall be senior to and supersede any conflicting rights or title of Mortgagor, if any. To the extent that any provision of this Mortgage is or is construed to be a release by Mortgagor in favor of Mortgagee, it shall extend to all direct or indirect claims, claims for contribution. To the extent any provision of this Mortgage is or is construed to be an obligation of Mortgagor to indemnify Mortgagee, the duty of Mortgagor to indemnify Mortgagee shall extend for the benefit of the directors, officers, controlling persons, employees, and agents of Mortgagee, and for the benefit of all successors to Mortgagee's interest as lienholder in the chain of title to the Mortgaged Property. ALL SUCH INDEMNITIES SHALL INCLUDE INDEMNIFICATION AGAINST MATTERS CAUSED IN WHOLE OR IN PART BY THE INDEMNITEE'S OWN NEGLIGENCE. All provisions of this Mortgage releasing Mortgagee or requiring Mortgagor to indemnify Mortgagee shall survive the reconveyance of the Mortgaged Property or any other extinguishment of the Indebtedness and the Obligations. EACH PROVISION IN THIS MORTGAGE WHEREBY MORTGAGOR APPOINTS MORTGAGEE AS ITS ATTORNEY-IN-FACT IS A DURABLE POWER OF ATTORNEY WITH FULL POWER OF SUBSTITUTION FOR THE PURPOSES RESPECTIVELY SET FORTH IN EACH PROVISION, IS IRREVOCABLE, IS TO BE CONSIDERED COUPLED WITH AN INTEREST, AND SHALL NOT BE AFFECTED BY ANY SUBSEQUENT INCAPACITY, DEATH, DISSOLUTION, OR OTHER EVENT AFFECTING MORTGAGOR.

         8.12. Mortgagor's Risks. Mortgagor agrees that any duty of good faith and fair dealing arising under this Mortgage shall be interpreted to permit Mortgagee to make or take any decision, action, or inaction based on its right to realize the full financial yield and payment of the Notes and the other Indebtedness and the Obligations. Mortgagor acknowledges that this Mortgage is a contract voluntarily entered into by Mortgagor and agrees that Mortgagee is entitled to enforce the rights and remedies of Mortgagee under this Mortgage and to require Mortgagor to comply with Mortgagor's obligations hereunder. Mortgagee is a lender to Mortgagor and is neither an investor in Mortgagor or Mortgagor's operations nor a partner or joint venturer with Mortgagor. Mortgagor releases Mortgagee from all claims to the effect that Mortgagee is or may be considered a partner, joint venturer, fiduciary, or quasi-fiduciary to or with Mortgagor. Mortgagor accepts the risk that an Event of Default may result in a total loss of Mortgagor's interest in the Mortgaged Property, a judgment against Mortgagor for any deficiency as may be permitted by law, and other material adverse consequences to Mortgagor. Mortgagor releases Mortgagee from all claims to the effect that Mortgagee's credit decisions, appraisals, or other action or inaction should cause Mortgagee to bear any risks related to the Mortgaged Property or otherwise limit or impair Mortgagee's rights and remedies under this Mortgage. Mortgagor has no right to rely on any statement, action, or inaction by Mortgagee to indicate the value, income, or appreciation of the Mortgaged Property or the advisability of Mortgagor's incurring any of the Indebtedness or the Obligations. Mortgagor agrees that there has been legal consideration and reasonably equivalent value given in exchange for this Mortgage. Mortgagor represents that Mortgagor has retained legal counsel to advise Mortgagor on all aspects of the Mortgage, the Indebtedness and the Obligations.

         8.13. Unilateral Subordination. Mortgagee shall have the right at its option and in its sole and absolute discretion without notice to Mortgagor or any other party (which is hereby expressly waived), at any time to unilaterally subordinate the liens and encumbrances of this Mortgage to any other liens or encumbrances or to any Leases, including, but not limited to, any mortgage(s) held by Mortgagee, such unilateral subordination to be in writing executed and acknowledged by Mortgagee and recorded in the real property records of the county in which the Mortgaged Property is located, whereupon the liens and encumbrances of this

Mortgage shall be inferior and subordinate as, but only to the extent, expressly described therein. Mortgagee, in exercising its right pursuant to this section, shall not be required to subordinate the liens and encumbrances of this Mortgage to any other liens or encumbrances or Leases against all or a portion of the Mortgaged Property, but shall be permitted to subordinate the liens and encumbrances of this Mortgage to whichever liens, encumbrances and Leases Mortgagee designates, in its sole and absolute discretion.

         8.14. WAIVERS. MORTGAGOR WAIVES TRIAL BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS OTHER THAN MANDATORY COUNTERCLAIMS, IN ANY ACTION OR PROCEEDING WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS, OR THE MORTGAGED PROPERTY, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO, OR ANY OTHER CLAIM OR DISPUTE HOWEVER ARISING, BETWEEN MORTGAGOR AND MORTGAGEE. MORTGAGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INFORMED AND VOLUNTARY.

         8.15. Other Agreements. In case of any conflict between this Mortgage and the Loan Agreement, the Loan Agreement shall control. The representations, warranties and covenants hereunder are in addition to and shall not limit the representations, warranties and covenants contained in any other Loan Documents.

         8.16. Revolving Credit Notes. This Mortgage secures, in part, a revolving promissory note or other such indebtedness where (a) a line of credit of a specific amount is extended to a borrower for the term of indebtedness thereunder, (b) the amount of indebtedness actually outstanding at any particular time is subject to fluctuations up or down due to future disbursements of loan proceeds and/or future repayments thereof from time to time over the term of the indebtedness, which disbursements and repayments were contemplated by the parties to the indebtedness at the time that it was created, and (c) repayments by the borrower neither reduce nor increase the original line of credit extended nor affect the borrower's liability to repay the principal sum of all outstanding disbursements plus all accrued interest thereon. As this Mortgage secures a revolving credit loan, there shall not be any release of this Mortgage, even if at any time or from time to time the amount of the secured indebtedness is zero, unless and until Mortgagee executes and records an express release of this Mortgage.

         8.17 Advances and Future Advances. It is understood and agreed that the proceeds of the Indebtedness evidenced by the Notes may be advanced by Mortgagee at one time, or from time to time, and Mortgagee reserves the right to make additional advances of proceeds, from time to time, including the readvances of any sums previously repaid on the Notes. In the event of the readvance by Mortgagee of any sum previously repaid on the Notes, then, in such event, the Notes shall be deemed to evidence, and this Mortgage shall be deemed to secure, the repayment of the proceeds last advanced by Mortgagee under the Notes.

         8.18 Further Assurances. Mortgagor agrees, upon demand of Mortgagee, to do any act or execute any additional documents (including, but not limited to, security agreements on any Personalty included or to be included in the Mortgaged Property) as may be required by Mortgagee to confirm the lien of this Mortgage.

         8.19 Balloon Mortgage. This is a balloon mortgage and the final principal payment or the remaining principal balance is anticipated to be paid on January 31, 1997, together with accrued interest, if any, and all advancements made by the Mortgagee under the terms of this Mortgage.

         IN WITNESS WHEREOF, and intending to be legally bound, the undersigned Mortgagor has executed this Mortgage under seal as of the day and year first hereinabove written.

Signed, sealed and                       RIO OPTICAL CORPORATION
delivered in the
presence of:
                                         By:    /s/
/s/                                         -----------------------------------
-----------------------------------
Name:                                    Title:
     ------------------------------            --------------------------------
/s/
-----------------------------------      Name:
Name:                                         ---------------------------------
     ------------------------------

STATE OF ___________)
                    ) ss:
COUNTY OF __________)


         I CERTIFY that on this day before me, an officer duly authorized in the state aforesaid and in the county aforesaid to take acknowledgements, personally appeared __________________ of RIO OPTICAL CORPORATION, a Texas corporation, described in and who executed the foregoing instrument, and he acknowledged before me that he executed the same for purposes and uses therein expressed on behalf of said corporation. He produced__________ as identification and he did take an oath.

         WITNESS my hand and official seal in the county and state last aforesaid, this_______ day of______ , 1996.


                                                   ----------------------------
                                                   Notary Public

                                                   My commission expires:
                                                                         ------

                            CERTIFICATE OF RESIDENCE
                            ------------------------

         The undersigned hereby certifies that Mortgagee's precise address is 1701 Route 70 East, Cherry Hill, New Jersey 08034- 5400.



                                                   ----------------------------
                                                   For Mortgagee

                                   EXHIBIT "A"
                                   -----------

                                   DESCRIPTION
                                   -----------

Parcel 1

A portion of the West 1/2 of the Northwest 1/4 of the Southeast 1/4 of the Southwest 1/4 of Section 21, Township 53 South, Range 41 East, being more particularly described as follows:

COMMENCE at the Southwest corner of the Northwest 1/4 of the Southeast 1/4 of the Southwest 1/4 of Section 21, Township 53 South, Range 41 East and run North 02(degree) 11' 04" West along the west line of the Northwest 1/4 of the Southeast 1/4 of said Southwest 1/4 for 101.00 feet; thence easterly along a line 101.00 feet north of and parallel to the South line of the Northwest 1/4 of the Southeast 1/4 of said Southwest 1/4 for 35 feet to the POINT OF BEGINNING; thence continue easterly along the last described course for 299.25 feet; thence run North 02(degree) 12' 12" West along the East line of the West 1/2 of the Northwest 1/4 of the Southeast 1/4 of the Southwest 1/4 of said section 21 for
175.58 feet to a point of intersection with the southerly right-of-way line of State Road No. 25, as shown on State of Florida State Road Department Right-of-Way map, as recorded in Plat Book 68 at Page 86, of the Public Records of Dade County, Florida; thence run South 75(degree) 23' 32" West along said southerly right-of-way line of State Road No. 25 for 306.19 feet; thence South 73(degree) 04' 53" West, a distance of 62.04 feet; thence South 76(degree) 40' 20" West, a distance of 316.20 feet; thence South 01(degree) 55' 35" East, a distance of 134.52 feet; thence North 87(degree) 45' 41" East, a distance of
173.84 feet; thence South 02(degree) 11' 04" East, a distance of 30.00 feet; thence North 87(degree) 45' 41" East, a distance of 137.00 feet; thence North 02(degree) 11' 04" West, a distance of 131.10 feet; thence North 87(degree) 45' 41" East, a distance of 60.00 feet to the POINT OF BEGINNING lying and being in Dade County, Florida.

Parcel 2

                                   EXHIBIT "B"
                                   -----------

                              PERMITTED EXCEPTIONS
                               (Florida Property)


1. Second Mortgage from Rio Optical Corporation, a Texas Corporation to Westinghouse Credit Corporation, dated June 18, 1990, filed June 29, 1990, in Official Records Book 14608, at Page 1968, Public Records, Dade County, Florida [Subordinate to this Mortgage].

2. U.C.C.-I Financing Statement(s) from Styl-Rite Optical Mortgage Co. Inc., to Westinghouse Credit Corporation, filed July 3, 1990, in Official Records Book 14609, at Page 3715, and at Book 14609, at Page 3719, Public Records, Dade County, Florida [Subordinate to this Mortgage].

3. U.C.C.-I Financing Statements from U.S. Vision, Inc., to Westinghouse Credit Corporation, filed July 3, 1990, in Official Records Book 14609, at Page 3723, filed July 3, 1990, in Official Records Book 14609, at Page 3727, Public Records, Dade County, Florida [Subordinate to this Mortgage].

4. U.C.C.-I Financing Statements from Royal International Optical Inc., to Westinghouse Credit Corporation, filed July 3, 1990, in Official Records Book 14609, at Page 3731, filed July 3, 1990, in Official Records Book 14609, at Page 3737, Public Records, Dade County, Florida [Subordinate to this Mortgage].

5. U.C.C.-I Financing Statements from Rio Optical Corporation to Westinghouse Credit Corporation, filed July 3, 1990, in Official Records Book 14609, at Page 3739, filed July 3, 1990, in Official Records Book 14609, at Page 3743, Public Records, Dade County, Florida [Subordinate to this Mortgage].

6. Mortgage from RIO OPTICAL CORPORATION, a Texas Corporation to WESTINGHOUSE CREDIT CORPORATION, dated June 28, 1990, filed June 29, 1990, in Official Records Book 14608, at Page 1923, which mortgage was previously modified by instrument, filed April 1, 1992, in Official Records Book 15453, at Page 2975, Public Records, Dade County, Florida, and is being further modified by instrument of even date herewith [Subordinate to this Mortgage].

7.       Taxes for the year 1993, and subsequent years, not yet due and payable.

                             Exhibit "B" - Page 49

8. Industrial Structure and/or Use Affidavit(s) filed April 1, 1959 in Official Records Book 1348, at Page 570 and filed February 17, 1961 in Official Records Book 2492, at Page 524 Note: Does not contain a reverter and will not cause forfeiture or reversion of title.

9. Billboard Sign located on building situated at 3907 N.W. 35th Avenue, as shown on survey by Langan Engineering Associates, Inc., Job No. 7019703 dated June, 1990.

                             Exhibit "B" - Page 50

                                SCHEDULE 1.01 (B)
                                       TO
                           LOAN AND SECURITY AGREEMENT
                                  BY AND AMONG
                   U.S. VISION, INC. (PA), USV OPTICAL, INC.,
            STYL-RITE OPTICAL MFG. CO., INC., U.S. VISION, INC. (DE),
                                       AND
                               COMMERCE BANK, N.A.

                           Real Property Descriptions

Miami, Florida
--------------

1.       3907 N.W. 35th Avenue, Miami, Florida.

2.       3850 N.W. 35th Avenue, Miami, Florida.

Dallas, Texas
-------------

3.       2760 Irving Boulevard, Dallas, Texas.